EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Class A Ordinary Shares of Uxin Limited dated as of December 26, 2018 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

CATHAY RONG IV LIMITED
By: /s/ Fu Weishen
Name: Fu Weishen
Title: Director

CHINA HUARONG MACAU (HK) INVESTMENT HOLDINGS LIMITED
By: /s/ Geng Tao
Name: Geng Tao
Title: Director

CHINA HUARONG (MACAU) INTERNATIONAL COMPANY LIMITED
By: /s/ Lai Guoyuan
Name: Lai Guoyuan
Title: Director

HUARONG (HK) INDUSTRIAL AND FINANCIAL INVESTMENT LIMITED
By: /s/ Gao Gan
Name: Gao Gan
Title: Director

HUARONG REAL ESTATE CO., LTD.
By: /s/ Gao Gan
Name: Gao Gan
Title: Director

CHINA HUARONG ASSET MANAGEMENT CO., LTD.
By: /s/ Li Yingchun
Name: Li Yingchun
Title: Authorized Signatory

December 26, 2018